UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 26, 2015

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113
Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 25, 2015, CannabisFN made available over the Internet a video-taped interview that it conducted with Todd Denkin, our Chief Executive Officer.  This interview and a related report that can be accessed at http://www.cannabisfn.com/growing-like-a-weed-digipath-is-building-a-cannabis-conglomerate/.

Emerging Growth LLC dba TDM Financial, which owns CannabisFN, has been compensated by DigiPath in the form of cash and stock-based compensation.  Additional disclosure regarding this compensation and about CannabisFN is available at

http://www.cannabisfn.com/legal-disclaimer/.

The information in the interview and report referred to above shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into this or any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Certain statements made in the interview are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Important factors that could cause these differences include, but are not limited to, the demand for the company’s services and the company’s ability to execute its business plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: March 26, 2015

By:	/s/ David J. Williams
David J. Williams
Chief Financial Officer